Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the use of our report dated March 2, 2005 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2004 and to reference to our firm included in this Form 10-K.

Netherland, Sewell and Associates, Inc.

By:	/s/ Danny D. Simmons

Danny D. Simmons
Executive Vice President

Houston, Texas
April 14, 2005